EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Contact:  Josh C. Anders (281) 974-9442

ADAMS RESOURCES ANNOUNCES SECOND QUARTER 2017 DIVIDEND

Houston (May 10, 2017)--Adams Resources & Energy, Inc. (NYSE MKT: AE) announced that its Board of Directors declared a quarterly cash dividend in the amount of $.22 (twenty-two cents) per common share, payable on June 16, 2017 to shareholders of record as of June 2, 2017.